As filed with the Securities and Exchange Commission on August 9, 2007
Registration No. 333-139083

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Park National Corporation
(Exact name of Registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	31-1179518 (I.R.S. Employer Identification Number)
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Trautman
President and Secretary
Park National Corporation
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-5607	Michael D. Waters, Esq. Balch & Bingham LLP 1901 Sixth Avenue North Suite 2600 Birmingham, Alabama 35203 (205) 226-8720

     Approximate date of commencement of proposed sale of the securities to the public: The merger of Vision Bancshares, Inc. with and into Park National Corporation became effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007. Park National Corporation is hereby amending this Registration Statement to deregister 66,347 common shares, without par value, which were issuable to the shareholders of Vision Bancshares, Inc. in connection with the merger of Vision Bancshares, Inc. with and into Park National Corporation.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-139083) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES
     In accordance with the undertaking of Park National Corporation (“Park”) set forth in the Registration Statement on Form S-4 (Registration No. 333-139083), declared effective on January 9, 2007 (the “Registration Statement”), Park is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 66,347 common shares, without par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, which were issuable to the shareholders of Vision Bancshares, Inc. (“Vision”) in connection with the merger of Vision with and into Park (the “Merger”).
     Pursuant to the Registration Statement, 859,284 common shares were registered. These common shares were registered pursuant to the Registration Statement in order to be issued to the shareholders of Vision in connection with the Merger. Upon consummation of the Merger, which was effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, Park issued a total of 792,937 of these common shares to the shareholders of Vision. Therefore, in accordance with the undertaking mentioned above, Park hereby deregisters the remaining 66,347 common shares of Park previously registered pursuant to the Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-4 Registration Statement No. 333-139083 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on August 9, 2007.

PARK NATIONAL CORPORATION
By:	/s/ C. Daniel DeLawder
C. Daniel DeLawder
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement No. 333-139083 has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ C. Daniel DeLawder C. Daniel DeLawder	August 9, 2007	Chairman of the Board, Chief Executive Officer and Director

/s/ David L. Trautman David L. Trautman	August 9, 2007	President, Secretary and Director

/s/ John W. Kozak John W. Kozak	August 9, 2007	Chief Financial Officer

/s/ Brady T. Burt Brady T. Burt	August 9, 2007	Chief Accounting Officer

/s/ Nicholas L. Berning* Nicholas L. Berning	August 9, 2007	Director

Name	Date	Capacity

/s/ Maureen Buchwald* Maureen Buchwald	August 9, 2007	Director

/s/ James J. Cullers* James J. Cullers	August 9, 2007	Director

/s/ Harry O. Egger* Harry O. Egger	August 9, 2007	Director

/s/ F. William Englefield IV* F. William Englefield IV	August 9, 2007	Director

/s/ William T. McConnell* William T. McConnell	August 9, 2007	Director

/s/ John J. O’Neill* John J. O’Neill	August 9, 2007	Director

/s/ William A. Phillips* William A. Phillips	August 9, 2007	Director

/s/ J. Gilbert Reese* J. Gilbert Reese	August 9, 2007	Director

/s/ Rick R. Taylor* Rick R. Taylor	August 9, 2007	Director

/s/ Leon Zazworsky* Leon Zazworsky	August 9, 2007	Director

*	By John W. Kozak pursuant to Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

/s/ John W. Kozak

John W. Kozak Chief Financial Officer